Exhibit 10.38
AGREEMENT AND RELEASE

THIS AGREEMENT AND RELEASE, dated as of January ____, 2022 (this “Agreement”), is entered into by and among Scott A. Buckhout (“Executive”) and CIRCOR International, Inc. (the “Company”).

WHEREAS, Executive is a party to a Severance Agreement made and entered into as of April 9, 2013 by and between Executive and the Company (the “Severance Agreement”);

WHEREAS, Executive’s employment with the Company terminated effective as of January 18, 2022 (the “Termination Date”); and

WHEREAS, Section 2(c) of the Severance Agreement provides that, upon such termination, Executive is entitled to certain payments and benefits if he signs, and does not revoke, this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, Executive and the Company hereby agree as follows:

1.Severance Benefits. Executive shall be provided severance pay and other benefits in accordance with the terms and conditions of Section 2(c) of the Severance Agreement; provided, that no such Severance Benefits (as defined below) shall be paid or provided if Executive revokes this Agreement pursuant to Section 7 below. For purposes of clarity, the following amounts are payable pursuant to Section 2(c) of the Severance Agreement:

a.Executive’s accrued and unpaid base salary (including compensation for any accrued vacation) at the annual rate in effect at the Termination Date, which annual rate was $810,000 (“Base Salary”);

b.an amount equal to Executive’s Base Salary plus his target bonus in effect at the Termination Date, which was 110% of his Base Salary, for a total of $1,701,000; and

c.if COBRA is elected, then the Company and Executive each will make payments directly to the COBRA administrator for the cost of such coverage in accordance with their same percentage contributions made towards medical and dental coverage immediately prior to the Termination Date for up to the first twelve (12) months following the Termination Date after which time Executive shall be responsible for paying the full premium for the remainder of the COBRA coverage period.

The payments and benefits described in subsections b. and c. of this Section 1 are hereinafter referred to as the “Severance Benefits.” Executive understands and agrees that the Severance Benefits constitute, in part, consideration for this Agreement that he otherwise would not receive. Executive acknowledges and understands that the Severance Benefits set forth in the Severance Agreement constitute the only benefits and payments Executive will receive in connection with Executive’s separation. Executive and the Company irrevocably agree that the Amended and Restated Executive Change in Control Agreement, made as of August 6, 2020, between the Company and Executive (the “Change in Control Agreement”) is terminated effective as of the Termination Date. Executive agrees that Executive shall have no further rights under or with respect to the Change in Control Agreement. The Company and Executive also confirm that he is entitled to, and will be paid in a lump sum promptly upon certification by the Company’s Compensation Committee of the Board of Directors, the amount earned pursuant to the Company’s 2021 Short-Term Incentive Plan (“STI Plan”) based on the Company’s actual performance with respect to the performance measures and weightings of the STI Plan and Executive’s target award opportunity of 110% of his Base Salary.

2.Vesting and Settlement of Certain Outstanding Restricted Stock Units.

a.Restricted Stock Units. The following Restricted Stock Units (“RSUs”) are considered to have vested on the Termination Date and will be settled in accordance with the terms of the respective Restricted Stock Unit Award Agreements on the

Exhibit 10.38
respective normal Settlement Dates as indicated below. All other RSUs of Executive outstanding on the Termination Date were forfeited.
RSU Award    RSUs Vested    RSUs Forfeited        Settlement Date
RSU-032720    22,815        22,815            March 27, 2022
RSU-031721    12,787        25,574            March 17, 2022

b.Performance-Based Restricted Stock Units. The following Performance-Based Restricted Stock Units (“PSUs”) vested on December 31, 2021, and will be settled within 60 days of the vesting date in accordance with the terms of the Performance-Based Restricted Stock Unit Award Agreement dated May 14, 2019 based on the Company’s financial performance for the 2019-2021 performance period as certified by the Company’s Compensation Committee. All other PSUs of Executive outstanding on the Termination Date were forfeited.

PSU Award            PSUs Vested (and subject to being earned)
RSU-051419PERF        24,177

c.Management Stock Purchase Plan Units. The 36,586 Restricted Stock Units accumulated by Executive in the Management Stock Purchase Plan but not distributed by the Termination Date will be settled in accordance with the terms and conditions of the Management Stock Purchase Plan.

3.Release of All Claims. Executive, for and on behalf of himself and Executive’s heirs, successors, agents, representatives, executors and assigns, hereby waives and releases any common law, statutory or other complaints, claims, demands, expenses, damages, liabilities, suits, promises, charges or causes of action (each, a “Claim”) arising out of or relating to Executive’s employment or termination of employment with the Company, and any of its respective subsidiaries and affiliates (together, the “Company Group”), both known and unknown, in law or in equity, which Executive may now have or ever had against any member of the Company Group or any equityholder, agent, benefit plan, representative, administrator, trustee, attorney, insurer, fiduciary, employee, director or officer of any member of the Company Group, including their successors and assigns (collectively, the “Company Releasees”), including, without limitation: any claim for any severance benefits not contemplated by the Severance Agreement; any claims for attorneys’ fees or costs; any complaint, charge or cause of action arising out of his employment with the Company Group under the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age against individuals who are age 40 or older), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act of 2008, the Immigration Reform Control Act, Section 1981 through 1988 of Title 42 of the United States Code, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act and the Worker Adjustment and Retraining Notification Act of 1988 and any similar state laws, all as amended; any state or local wage and hour law; and all other applicable federal, state and local statutes, ordinances and regulations, or at common law. By signing this Agreement, Executive acknowledges that Executive intends to waive and release any rights known or unknown Executive may have against the Company Releasees under these and any other laws and at common law; provided, that Executive does not waive or release Claims (a) with respect to claims arising from any breach by the Company Group of this Agreement or Executive’s right to enforce this Agreement or those provisions of the Severance Agreement that expressly survive the termination of Executive’s employment with the Company Group; (b) with respect to any benefits that are or will become vested following Executive’s termination pursuant to their terms or to which Executive is otherwise entitled pursuant to the terms and conditions of any applicable benefit plans of the Company Group (including equity awards); (c) any rights to indemnification (including the advancement of legal fees and costs) or expense reimbursement under any agreement between Executive and any member of the Company Group or the charter, bylaws or other organization document of any member of the Company Group, or pursuant to any director’s and officer’s liability insurance policy, in the future or previously in force, or by applicable statute, all to the fullest extent allowed by law; (d) rights of Executive for expense reimbursement from the Company; (e) any rights Executive may have to workers’ compensation benefits or to continued benefits in

Exhibit 10.38
accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985; or (f) claims that may not be waived by law and any claims arising after the date this Agreement is signed. For the avoidance of doubt, the Claims released or waived pursuant to this paragraph shall not be deemed to relate to or include the rights and coverage of Executive under any directors and officers and other such insurance policies of any member of the Company Group.

THIS MEANS THAT, BY SIGNING THIS RELEASE, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS RELEASE, EXCEPT WITH RESPECT TO ANY CLAIM NOT WAIVED OR RELEASED AS CONTEMPLATED BY THE PRECEDING PARAGRAPH. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS AGREEMENT SHALL PREVENT EXECUTIVE FROM (I) INITIATING OR CAUSING TO BE INITIATED ON HIS BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST ANY MEMBER OF THE COMPANY GROUP BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HIS CLAIMS UNDER ADEA CONTAINED IN THIS AGREEMENT (BUT NO OTHER PORTION OF SUCH WAIVER); OR (II) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA.

4.    Claim Participation. Executive acknowledges that this Agreement does not limit his right, where applicable, to file or participate in any charge of discrimination or other investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Executive hereby agrees that if such an administrative claim is made against any Company Releasee(s), Executive shall not be entitled to recover any individual monetary relief or other individual remedies; provided, however, that nothing herein shall be construed to limit Executive’s ability to receive an award or bounty in connection with providing information to any governmental authority.

5.    Restrictive Covenants. Executive acknowledges and agrees that the obligations set forth in Section 7 of the Severance Agreement (Non-Competition and Non-Solicitation Covenants; Confidentiality) will remain in effect after the termination of Executive’s employment with the Company and its affiliates.

6.    Consideration Period. Executive acknowledges that Executive has been given twenty-one (21) days from the date of receipt of this Agreement to consider all of the provisions of this Agreement and, to the extent he has not used the entire twenty-one (21) day period prior to executing this Agreement, Executive does hereby knowingly and voluntarily waive the remainder of said twenty-one (21) day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY AND FULLY UNDERSTANDS THAT BY SIGNING BELOW HE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE COMPANY RELEASEES, AS DESCRIBED HEREIN AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

7.    Revocation Period. Executive shall have seven (7) days from the date of Executive’s execution of this Agreement to revoke the release, including with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If Executive revokes the Agreement, Executive will be deemed not to have accepted the terms of this Agreement and Executive shall receive no Severance Benefits as set forth in the Severance Agreement.

8.    Notice and Exception Pursuant to DTSA. Notwithstanding any other provision in this Agreement, and in accordance with the federal Defend Trade Secrets Act, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or

Exhibit 10.38
(ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. §1833(b). For purposes of this Section 8, “trade secret” shall be defined as set forth in 18 U.S.C. §1839(3).

9.    Non-Disparagement. Executive agrees not make any public statements, encourage others to make public statements, or release information that would or are reasonably expected to disparage or defame the Company or any of its affiliates or any of their respective directors, officers, employees or shareholders. The Company agrees not to make or encourage others to make any public statements that would or are reasonably expected to disparage or defame Executive’s reputation. Executive understands that the Company’s obligations under this Section 9 shall extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or director of the Company. Notwithstanding the foregoing, nothing in this Section 9 is intended to prohibit any person from making truthful statements when required by order of a court or other body having appropriate jurisdiction or as required by law.

10.    Remedies. In the event Executive breaches or threatens to breach any portion, or challenges the enforceability, of this Agreement, Executive shall forfeit all remaining but unpaid Severance Benefits from such date, and shall pay the Company (a) an amount equal to the Severance Benefits paid to Executive from the date of such breach or threatened breach, and (b) any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement.

11.    Construction. Each party and its counsel has reviewed this Agreement and has been provided the opportunity to review this Agreement and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to their fair meaning, and not strictly for or against either party. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, the Agreement shall first be reformed to make the provision at issue enforceable and effective to the fullest extent permitted by law. Further, if a court should determine that any portion of this Agreement is unenforceable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found to be unenforceable. If such reformation is not possible, all remaining provisions of this Agreement shall otherwise remain in full force and effect and shall be construed as if such illegal, invalid, or unenforceable provision had not been included herein

12.    Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its choice of law rules.

13.    Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

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Exhibit 10.38
THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

CIRCOR INTERNATIONAL, INC.

By:

Name:

Title:

Date:

SCOTT A. BUCKHOUT

Date: